Exhibit 99.2

Fulgent Genetics Announces Pricing of Public Offering of Common Stock

TEMPLE CITY, Calif., Nov. 13, 2019 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent Genetics” or the “Company”), a provider of comprehensive genetic testing and Next Generation Sequencing (NGS) solutions, today announced the pricing of its previously announced underwritten public offering of 2,325,000 shares of its common stock at a public offering price of $11.25 per share, resulting in gross proceeds of approximately $26.2 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The offering is expected to close on November 18, 2019, subject to the satisfaction of customary closing conditions. The Company has also granted the underwriters a 30-day option to purchase up to 348,750 additional shares of common stock. The Company currently intends to use the net proceeds from this offering for working capital and general corporate purposes.

Piper Jaffray & Co. is acting as the sole book-running manager for the offering and BTIG, LLC is acting as lead manager.

The shares are being offered by Fulgent Genetics by means of a prospectus supplement to the prospectus forming a part of the Company’s effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2019 and other related documents. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement may be obtained from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by email at prospectus@pjc.com or by phone: 1-800-747-3924 or from BTIG, LLC, Equity Capital Markets, 65 East 55th Street, New York, NY 10022, or by telephone at (212)593-7555 or by email at equitycapitalmarkets@btig.com. Before you invest, you should read the prospectus supplement and the accompanying base prospectus along with other documents that the Company has filed with the SEC for more complete information about the Company and these offerings.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Shares or any other securities, nor will there be any sale of the Shares or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Fulgent Genetics

Fulgent Genetics is a technology company with a focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that allows it to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its test menu offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding the intention, completion, timing and option relating to the proposed public offering and the intended use of proceeds constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering.  There can be no assurance that Fulgent Genetics will be able to complete the proposed public offering.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 22, 2019, its registration statement on Form S-3 and prospectus supplements thereto, and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the Securities and Exchange Commission. In particular, you are encouraged to review the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2019 for any revisions or updates to the information in this release.

Investor Relations Contact:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com